UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): September 1, 2017

                             NEWGIOCO GROUP, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                     000 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              +39 391 306 4134
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))















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Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Company issued an aggregate of 25,000 shares of common stock dated September 1, 2017 at 100% of the market price of $0.70 per share to retain Worldwide Financial Marketing, Inc. ("Worldwide") to provide investor and financial public relations to the Company.

Pursuant to the agreement, Worldwide begins to provide services to the Company on October 1, 2017 for an initial term of three months ending December 31, 2017. During the term of the agreement the Company will pay a fee of $7,500 per month.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for the private placement of these securities pursuant to Section 4(a)(2) of the Act since the transaction did not involve a public offering, the Investors are accredited investors with access to information about the Company and its investment, the Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

These shares of our common stock have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  October 2, 2017.                  NEWGIOCO GROUP, INC.


                                     By:  /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer